UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): February 26, 2015

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 26, 2015, Chico’s FAS, Inc. (the “Company”) issued a press release announcing its fourth quarter and year end earnings for the period ended January 31, 2015. A copy of the release issued on February 26, 2015 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 2.05. Costs Associated with Exit or Disposal Activities

On February 26, 2015, the Company announced certain capital allocation and cost reduction initiatives, which included the elimination of approximately 240 positions, or approximately 12% of the Company’s headquarters and field management employee base, to ensure that resources are better aligned with the Company's long-term growth initiatives, including omni-channel. The workforce reduction action was accomplished on February 25, 2015. For the fourth quarter, the Company recorded pre-tax restructuring charges related to headcount reductions, including severance and other charges, of approximately $8.2 million. A copy of the release issued on February 26, 2015 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 26, 2015, the Company announced that Kent A. Kleeberger, has resigned from his position as the Company’s Executive Vice President-Chief Operating Officer, effective as of March 25, 2015.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated February 26, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: February 26, 2015	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated February 26, 2015